
The following table displays our ratio of earnings to fixed charges(1):

                                                                (IN THOUSANDS)
                                                                                             THREE      TWELVE      NINE
                                                                                             MONTHS     MONTHS     MONTHS
                                                      FOR THE FISCAL YEARS ENDED             ENDED      ENDED      ENDED
                                                             DECEMBER 31,                   DEC. 31,  SEPT. 30,    SEPT. 28,
                                                ------------------------------------------------------------------------------------
                                                  2002       2001      2000        1999       1998       1998        2003
                                                  ----       ----      ----        ----       ----       ----        ----
Earnings (losses) before taxes                  $130,253   $75,932    ($1,651)    ($2,496)   ($7,063)   ($9,809)   $139,374
Fixed charges
     Interest expense attributable to rent          $332      $148       $170        $203        $57       $244        $550
     Interest expense                               $148      $626       $933        $238        $37       $721        $104
                                                    ----      ----       ----        ----        ---       ----        ----
Earnings (losses) before taxes plus fixed
  charges                                       $130,733   $76,706      ($548)    ($2,055)   ($6,969)   ($8,844)   $140,028
Ratio of earnings to fixed charges                272.36     99.10         (2)         (2)        (2)        (2)     214.11



(1)  For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes, extraordinary items and cumulative effect of changes in accounting principle plus fixed charges.  Fixed charges include interest expense on all indebtedness, amortization and deferred financing costs and one-third of rental expenses on operating leases, representing that portion of rental expense deemed by our management to be attributable to interest.

(2)  Earnings were insufficient to cover fixed charges.

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
                                   STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                              THREE       TWELVE       NINE
                                                                              MONTHS      MONTHS      MONTHS
                                                                              ENDED       ENDED        ENDED

                                       FOR THE FISCAL YEARS ENDED DECEMBER    DEC. 31,   SEPT. 30,    SEPT. 28,
-----------------------------------------------------------------------------------------------------------------------------------
                                       2002      2001      2000       1999       1998       1998       2003
                                       ----      ----      ----       ----       ----       ----       ----
Earnings (losses) before
  income taxes                     $130,253     $75,932   ($1,651)   ($2,496)   ($7,063)   ($9,809)    $139,374

Add: Interest expense                   480         774     1,103        441         94        965          654
                                    --------    -------   --------   --------   --------   --------    --------
Earnings (losses) as defined        130,733      76,706      (548)    (2,055)    (6,969)    (8,844)     140,028
                                    ========    =======   ========   ========   ========   ========    ========
Fixed charges                           480         774     1,103        441         94        965          654
                                    ========    =======   ========   ========   ========   ========    ========

Ratio of earnings to fixed charges   272.36x     99.10x    (2)         (2)       (2)          (2)       214.11x



(1) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes, extraordinary items and cumulative effect of changes in accounting principle plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization and deferred financing costs and one-third of rental expenses on operating leases, representing that portion of rental expense deemed by our management to be attributable to interest.

(2) Earnings were insufficient to cover fixed charges.


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